UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 2016

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities.

Between November 12, 2016 and November 29, 2016, Algodon Wines & Luxury Development Group, Inc. (the “Company”) issued 144,650 shares of its common stock at a price of $2.00 per share to accredited investors in a private placement transaction for gross proceeds of $289,300. Commissions in the form of cash of $28,930 and 14,465 warrants to purchase common stock at $2.00 per share were paid to DPEC Capital, Inc., the Company’s registered broker dealer subsidiary in connection with these share issuances. DPEC Capital, Inc., in turn, awarded such warrants to its registered representatives. The investors and registered representatives all had sufficient knowledge and experience in financial, investment and business matters to be capable of evaluating the merits and risks of investment in the Company and able to bear the risk of loss. For this sale of securities, the Company relied on the exemption from registration available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated under the Securities Act with respect to transactions by an issuer not involving any public offering. No general solicitation was used in this offering. A Form D was filed on October 8, 2016.

Item 8.01 Other Events.

Consistent with the Company’s previous announcements, the Board of Directors has determined that it is in the Company’s best interests to close down its broker-dealer subsidiary, DPEC Capital, Inc. The current expectation is that DPEC Capital will wind up all of its broker-dealer operations on or about December 30, 2016. By that date, and in accordance with securities industry regulations, it is expected that all brokerage customer accounts and assets will either remain with DPEC Capital’s current clearing firm, Sterne Agee, or will be transferred to another suitable broker-dealer.

Closing the broker-dealer will mark the final step in the Company’s transformation from a first generation “dot com” brokerage firm into an international real estate development and luxury goods company, and the decision to close the broker-dealer business reflects a number of different considerations. For one, as noted, the Company over the last few years has shifted its focus and energies to the development and growth of its Argentina projects, so the broker-dealer no longer “fit” with the thrust of the Company’s plans for future growth and expansion. Second, the broker-dealer has been utilized in a limited fashion for a number of years, and the cost of operating an entity in a highly regulated industry has outweighed the benefits of running the business. Third, market analysts have advised the Company that maintaining the broker-dealer was a potential drag on the Company’s market capitalization, as it “muddied the waters” for investors about what the Company was all about, and generally detracted from the perception of the Company as a means to invest in the current dynamic economic environment of Argentina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of December 2016.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO